Exhibit 99.1

FOR IMMEDIATE RELEASE

Ken Johnson Appointed Cable One Chief Operating Officer

March 4, 2024 - PHOENIX-- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today announced that Ken Johnson has been appointed Chief Operating Officer by its Board of Directors. Johnson, who previously served as the Company’s Chief Technology & Innovation Officer, has more than 25 years of industry experience, having held executive leadership positions over technology and operations for companies of considerable size and complexity.

Since joining Cable One in 2018 upon the Company’s acquisition of NewWave Communications, Johnson has been an integral member of the senior executive team. Under his leadership, Cable One is leveraging technology to transform how it grows the business, delivers its customer experience promise and readies itself for the future. As COO, Johnson will add Residential and Business Services to his set of responsibilities.

“I am excited for Ken to assume this role and look forward to continuing to partner with him. Not only does he have a deep understanding of the challenges our industry faces today, Ken also possesses the strategic foresight to think innovatively about future opportunities to grow our business,” said Julie Laulis, Cable One President and CEO. “Importantly, Ken embodies our Cable One values and believes in our Purpose of connecting our customers and communities to what matters most. His extensive experience and background in the telecom industry will be invaluable as we continue to execute on our long-term philosophy of delivering balanced growth and significant free cash flow.”

Johnson’s appointment is effective March 1, 2024.

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About Cable One

Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company serves more than 1 million residential and business customers in 24 states. Powered by a fiber-rich network, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced WiFi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, factors described under “Risk Factors” in the Company’s annual report on Form 10-K for the period ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Trish Niemann
Vice President, Communications Strategy
602.364.6372
patricia.niemann@cableone.biz

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